UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 17, 2016

(Date of earliest event reported)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2016, Weyerhaeuser Company (the “Company”) entered into an executive employment agreement (the “Employment Agreement”) with Doyle R. Simons, the Company’s President and Chief Executive Officer. The Employment Agreement provides for an annual base salary of $1,000,000 per year and has a five year term. Mr. Simons will be eligible to participate in the Company’s annual cash incentive bonus plan, including with respect to fiscal year 2016, in accordance with the terms of the annual incentive program applicable generally to senior executives of the Company. The target value for the bonus plan will be no less than 150% of Mr. Simons’ annual base salary. Mr. Simons will be eligible to receive annual grants under the Company’s long-term incentive compensation plans on terms and conditions no less favorable than the awards made generally to other senior executives. The target value for any such annual long-term incentive grant will be no less than the target value of any long-term incentive grants made to Mr. Simons in 2016. Mr. Simons will be eligible to participate in the Company’s other benefit plans (such as pension, health insurance and life insurance) on the same basis as other senior executives.

The Employment Agreement and Mr. Simons’ employment may be terminated by the Company or by Mr. Simons at any time for any reason or no reason. In the event of his termination, Mr. Simons’ existing change in control and severance agreements with the Company, which were entered into in January 2014, will govern. In the event of Mr. Simons’ retirement, subject to certain exceptions set forth in the Employment Agreement, his equity awards will remain outstanding and will vest on their regularly scheduled vesting date (or earlier as provided in the severance agreements, if applicable), except that a pro-rata portion of any equity awards granted within the one-year period prior to such retirement will be forfeited. Any equity awards that become vested following such retirement will remain exercisable (as applicable) through their remaining term.

The foregoing is only a summary of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, filed as Exhibit 10(v) of the Annual Report on Form 10-K of the Company, filed with the Securities and Exchange Commission on February 17, 2016.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following item is filed as an exhibit to this report:

10.1	Executive Employment Agreement, dated as of February 17, 2016, between Doyle R. Simons and Weyerhaeuser Company (incorporated by reference to Exhibit 10(v) of the Annual Report on Form 10-K of Weyerhaeuser Company, filed with the Securities and Exchange Commission on February 17, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Devin W. Stockfish
Name:	Devin W. Stockfish
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 19, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of February 17, 2016, between Doyle R. Simons and Weyerhaeuser Company (incorporated by reference to Exhibit 10(v) of the Annual Report on Form 10-K of Weyerhaeuser Company, filed with the Securities and Exchange Commission on February 17, 2016).